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BYLAWS

OF

COFFEE HOLDING CO., INC.

ARTICLE I

OFFICES

SECTION 1. Registered Office. The registered office of Coffee Holding Co., Inc. (the “Corporation”) in the State of Nevada shall be located at 502 East John Street, Carson City, Nevada 89706.

SECTION 2. Additional Offices. The Corporation may also have offices and places of business at such other places, within or without the State of Nevada, as the Board of Directors (the “Board”) may from time to time designate or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

SECTION 1. Place of Meetings. Meetings of stockholders of the Corporation shall be held at such place, within or without the State of Nevada, as may be fixed by the Board and designated in the notice of meeting. If no place is so fixed, such meetings shall be held at the principal administrative office of the Corporation.

SECTION 2. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors and the transaction of any other business which may properly come before such meeting shall be held each year on a date and at a time to be designated by the Board.

SECTION 3. Special Meetings. Special meetings of stockholders, for any purpose, may be called at any time by resolution of a majority of the Board then in office or the affirmative vote of a majority of the disinterested directors then in office. Special meetings may also be called, upon written application, by stockholders holding at least eighty percent (80%) of the capital stock entitled to vote at the meeting. Special meetings shall be held on the date and at the time and place as may be designated by the Board. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of meeting.

SECTION 4. Notice of Meetings. Except as otherwise required by law, written notice, signed by the President or a Vice-President, or the officer or persons calling the meeting, stating the place, date and hour and the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at such meeting, either personally, by mail, or by other means of written communication, charges prepaid, not less than ten (10) nor more than sixty (60) days before the date of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II. When any meeting of stockholders, either annual or special, is adjourned to another date, time or place, no notice of the adjourned meeting need be given, other than an announcement at the meeting at which such adjournment is taken giving the date, time and place to which the meeting is adjourned; provided, however, that if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record as of the new record date.

SECTION 5. Waiver of Notice. Notice of any annual or special meeting need not be given to any stockholder who submits a signed waiver of notice of any meeting, in person or by proxy or by his or her duly authorized attorney-in-fact, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice by such stockholder, except where a stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose, the Board shall fix a date as the record date for any such determination of stockholders, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board. Such date in any case shall be not more than sixty (60) days and, in the case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 6, such determination shall, unless otherwise provided by the Board, also apply to any adjournment thereof. If a record date is not fixed, the record date is at the close of business on the day before the day on which the first notice is given or, if notice is waived, at the close of business on the day before the meeting is held. The Board must fix a new record date, if the meeting is adjourned to a date more than sixty (60) days later than the date set for the original meeting.

SECTION 7. Quorum. The holders of record of a majority of the total number of votes eligible to be cast by the holders of the outstanding shares of the capital stock of the Corporation entitled to vote thereat, represented in person or by proxy, shall constitute a quorum for the transaction of business at a meeting of stockholders, except as otherwise provided by law, these Bylaws or the Amended and Restated Articles of Incorporation. If however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which quorum shall be present and represented, any business may be transacted which might have been transacted at the meeting as originally called. When a quorum is once present to organize a meeting of stockholders, such quorum is not broken by the subsequent withdrawal of any stockholders.

SECTION 8. Conduct of Meetings. The Chairman of the Board shall serve as Chairman at all meetings of the stockholders or, if the Chairman of the Board is absent or otherwise unable to so serve, the Vice Chairman of the Board shall serve as Chairman at any meeting of stockholders held in such absence. If the Chairman of the Board and the Vice Chairman of the Board are absent or otherwise unable to serve, the President shall serve as Chairman at any meeting of stockholders held in such absence. The Secretary or, in his or her absence, such other person as the Chairman of the meeting shall appoint, shall serve as secretary of the meeting. The Chairman of the meeting shall conduct all meetings of the stockholders in accordance with the best interests of the Corporation and shall have the authority and discretion to establish reasonable procedural rules for the conduct of such meetings, including such regulation of the manner of voting and the conduct of discussion as he or she shall deem appropriate.

SECTION 9. Voting; Proxies. Each stockholder entitled to vote at any meeting may vote either in person or by proxy. Unless otherwise specified in the Amended and Restated Articles of Incorporation or in a resolution, or resolutions, of the Board providing for the issuance of preferred stock, each stockholder entitled to vote shall be entitled to one vote for each share of capital stock registered in his or her name on the transfer books or records of the Corporation. Each stockholder entitled to vote may authorize another person or persons to act for him or her by proxy. All proxies shall be in writing, signed by the stockholder or by his or her duly authorized attorney-in-fact, and shall be filed with the Secretary before being voted; provided that no such proxy shall be valid after the expiration of six months from the date of its execution unless the person executing it specifies in it the length of time for which it is to continue in force, which in no event shall exceed seven (7) years. Any duly executed proxy is not revoked and continues in full force and effect until another instrument or transmission revoking it or a properly created proxy bearing a later date is filed with or transmitted to the Secretary of the Corporation or another person or persons appointed by the Corporation to count the votes of stockholders and determine the validity of proxies and ballots. The attendance at any meeting by a stockholder who shall have previously given a proxy applicable thereto shall not, as such, have the effect of revoking the proxy. Except for the election of directors or as otherwise provided by law, the Amended and Restated Articles of Incorporation or these Bylaws, at all meetings of stockholders, all matters shall be determining by a vote of the holders of a majority of the number of votes eligible to be cast by the holders of the outstanding shares of capital stock of the Corporation present and entitled to vote thereat. Directors shall, except as otherwise required by law, these Bylaws or the Amended and Restated Articles of Incorporation, be elected by a plurality of the votes cast by each class of shares entitled to vote at a meeting of stockholders, present and entitled to vote in the election.

SECTION 10. Inspectors of Election. In advance of any meeting of stockholders, the Board shall appoint one or more persons, other than officers, directors or nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. Such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the Chairman of the meeting shall make such appointment at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act at the meeting, the vacancy so created may be filled by appointment by the Board in advance of the meeting or at the meeting by the Chairman of the meeting. The duties of the inspectors of election shall include determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, receiving votes, ballots or consents, hearing and deciding all challenges and questions arising in connection with the right to vote, counting and tabulating all votes, ballots or consents, determining the results and doing such acts as are proper to the conduct of the election or the vote with fairness to all stockholders. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them. Each inspector shall be entitled to a reasonable compensation for his or her services, to be paid by the Corporation.

SECTION 11. Procedure for Nominations. Subject to the provisions hereof, the Board, or a committee thereof, shall select nominees for election as directors. Except in the case of a nominee substituted as a result of the death, incapacity, withdrawal or other inability to serve of a nominee, the Board, or a committee thereof, shall deliver written nominations to the Secretary at least ninety (90) days prior to the date of the annual meeting. Provided the Board, or committee thereof, makes such nominations, no nominations for directors except those made by the Board or such committee shall be voted upon at the annual meeting of stockholders unless other nominations by stockholders are made in accordance with the provisions of this Section 11. Nominations of individuals for election to the Board at an annual meeting of stockholders may be made by any stockholder of record of the Corporation entitled to vote for the election of directors at such meeting who provides timely notice in writing to the Secretary as set forth in this Section 11. To be timely, a stockholder’s notice must be delivered to or received by the Secretary not later than the following dates: (i) with respect to an election of directors to be held at an annual meeting of stockholders, ninety (90) days in advance of the anniversary of the previous year’s annual meeting if the current year’s meeting is to be held with thirty (30) days prior to, on the anniversary date of, or after the anniversary of the previous year’s annual meeting; and (ii) with respect to an election to be held at an annual meeting of stockholders held at a time other than within the time periods set forth in the immediately preceding clause (i), or at a special meeting of stockholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. For purposes of this Section 11, notice shall be deemed to first be given to stockholders when disclosure of such date of the meeting of stockholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) such person’s written consent to serve as a director, if elected, and (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (whether or not the Corporation is then subject to such rules); and (b) as to the stockholder giving the notice (i) the name and address of such stockholder, (ii) the class and number of shares of the Corporation which are owned of record by such stockholder and the dates upon which he or she acquired such shares, (iii) a description of all arrangements or understandings between the stockholder and nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder and (iv) the identification of any person employed, retained or to be compensated by the stockholder submitting the nomination or by the person nominated, or any person acting on his or her behalf to make solicitations or recommendations to stockholders for the purpose of assisting in the election of such director, and a brief description of the terms of such employment, retainer or arrangement for compensation. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee together with the required written consent. No person shall be elected as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 11.

The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions hereof, and, if he should so determine, he shall declare to the meeting that such nomination was not properly brought before the meeting and shall not be considered.

SECTION 12. Substitution of Nominees. In the event that a person is validly designated as a nominee in accordance with Section 11 of this Article II and shall thereafter become unwilling or unable to stand for election to the Board, the Board or a committee thereof may designate a substitute nominee upon delivery, not fewer than five (5) days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to Section 11 of this Article II had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substituted nominee.

SECTION 13. New Business. Any new business to be taken up at the annual meeting at the request of the Chairman of the Board or the President or by resolution of at least three-fourths of the directors then in office shall be stated in writing and filed with the Secretary at least fifteen (15) days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting, but, except as provided in this Section 13, no other proposal shall be acted upon at the annual meeting. Any proposal offered by any stockholder may be made at the annual meeting and the same may be discussed and considered, but unless properly brought before the meeting such proposal shall not be acted upon at the meeting. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must be a stockholder of record and have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice must be delivered to or received by the Secretary not later than the following dates: (i) with respect to an annual meeting of stockholders, ninety (90) days in advance of the previous year’s annual meeting if the current year’s meeting is to be held with thirty (30) days prior to, on the anniversary date of, or after the anniversary of the previous year’s annual meeting; and (ii) with respect to an annual meeting of stockholders held at a time other than within the time periods set forth in the immediately preceding clause (i), the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. For purposes of this Section 13, notice shall be deemed to first be given to stockholders when disclosure of such date of the meeting of stockholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. A stockholder’s notice to the Secretary shall set forth as to the matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting; (b) the name and address of the stockholder proposing such business; (c) the class and number of shares of the Corporation which are owned of record by the stockholder and the dates upon which he or she acquired such shares; (d) the identification of any person employed, retained, or to be compensated by the stockholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to stockholders for the purpose of assisting in the passage of such proposal, and a brief description of the terms of such employment, retainer or arrangement for compensation; and (e) such other information regarding such proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission or required to be delivered to the Corporation pursuant to the proxy rules of the Securities and Exchange Commission (whether or not the Corporation is then subject to such rules). This provision shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the Board or the management of the Corporation, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided. This provision shall not constitute a waiver of any right of the Corporation under the proxy rules of the Securities and Exchange Commission or any other rule or regulation to omit a stockholder’s proposal from the Corporation’s proxy materials.

The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any new business was not properly brought before the meeting in accordance with the provisions hereof, and, if the Chairman should so determine, the Chairman shall declare to the meeting that such new business was not properly brought before the meeting and shall not be considered.

ARTICLE III

CAPITAL STOCK

SECTION 1. Certificates of Stock. Certificates representing shares of stock shall be in such form as shall be determined by the Board. Each certificate shall state that the Corporation will furnish to any stockholder upon request and without charge a statement of the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each class or series of stock and the qualifications or restrictions of such preferences and/or rights, or shall set forth such statement on the certificate itself. The certificates shall be numbered in the order of their issue and entered in the books of the Corporation or its transfer agent or agents as they are issued. Each certificate shall state the registered holder’s name and the number and class of shares and shall be signed by President and the Secretary or any Assistant Secretary, and may, but need not, bear the seal of the Corporation or a facsimile thereof. Any or all of the signatures on the certificates may be facsimiles. In case any officer who shall have signed any such certificate shall cease to be such officer of the Corporation, whether because of death, resignation or otherwise, before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

SECTION 2. Transfer Agent and Registrar. The Board shall have the power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of stock of any class and may require that stock certificates be countersigned and registered by one or more of such Transfer Agents and Registrars.

SECTION 3. Registration and Transfer of Shares. Subject to the provisions of the Amended and Restated Articles of Incorporation of the Corporation, the name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him or her, the numbers of the certificates covering such shares and the dates of issue of such certificates. Subject to the provisions of the Amended and Restated Articles of Incorporation of the Corporation, the shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, with such guarantee or proof of the authenticity of the signature as the Corporation or its agents may reasonably require and with proper evidence of payment of any applicable transfer taxes. Subject to the provisions of the Amended and Restated Articles of Incorporation of the Corporation, a record shall be made of each transfer.

SECTION 4. Lost, Destroyed and Mutilated Certificates. The holder of any shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue, or cause to be issued, a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed upon evidence satisfactory to the Corporation of the loss, theft or destruction of the certificate and, in the case of mutilation, the surrender of the mutilated certificate. The Corporation may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his or her legal representatives, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate and the issuance of such new certificate, or may refer such owner to such remedy or remedies as he or she may have under the laws of the State of Nevada.

SECTION 5. Holder of Record. Subject to the provisions of the Amended and Restated Articles of Incorporation of the Corporation, the Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

ARTICLE IV

BOARD OF DIRECTORS

SECTION 1. Responsibilities; Number of Directors. Subject only to limitations of the Amended and Restated Articles of Incorporation and the Nevada Revised Statutes, the business and affairs of the Corporation shall be under the direction of the Board. The number of directors shall be determined only by resolution of the Board. Subject to the rights of any holders of any series of Preferred Stock that may be issued by the Corporation pursuant to a resolution or resolutions of the Board of Directors providing for such issuance, the directors of the Corporation shall be divided into three classes with respect to term of office, each class to contain, as near as may be possible, one-third of the entire number of the Board, with the terms of office of one class expiring each successive year. At each annual meeting of shareholders, the successors to the class of directors (other than directors elected by holders of shares of one or more series of Preferred Stock) whose term expires at that time shall be elected by the shareholders to serve until the annual meeting of shareholders held three years next following and until their successors shall be elected and qualified. A Chairman of the Board shall be appointed annually by the duly elected members of the board of directors. A majority of the entire board shall be persons other than officers or employees of the Corporation or its subsidiaries and shall not have a relationship which, in the opinion of the Board, could interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

SECTION 2. Qualifications. Each director shall be a natural person, who is at least eighteen (18) years of age.

SECTION 3. Regular and Annual Meetings. An annual meeting of the Board for the election of officers shall be held, without notice other than these Bylaws, immediately after the annual meeting of the stockholders, and at the same place as, or, at such other time or place as the Board may fix by resolution. The Board may provide, by resolution, the time and place, within or without the State of Nevada, for the holding of regular meetings of the Board without notice other than such resolution.

SECTION 4. Special Meetings. Special meetings of the Board may be called for any purpose at any time by or at the request of the Chairman of the Board or the President. If the Chairman or the President is absent or disabled, any two or more directors may call a special meeting. The persons authorized to call special meetings of the Board shall give notice of such meetings in the manner prescribed by these Bylaws and may fix any place, within or without the Corporation’s regular business area, as the place for holding any special meeting of the Board called by such persons. No business shall be conducted at a special meeting other than that specified in the notice of meeting.

SECTION 5. Notice of Meetings; Waiver of Notice. Except as otherwise provided in Section 3 of this Article IV, at least twenty-four (24) hours notice of meetings shall be given to each director if given in person or by telephone, telegraph, telex, facsimile or other electronic transmission, and at least five (5) days notice of meetings shall be given if provided in writing and delivered by courier or by postage prepaid mail. Any notice shall state the date, place and hour of the meeting and the purpose shall also be stated in the notice. Such notice shall be deemed given when sent or given to any mail or courier service or company providing electronic transmission service. Any director may waive notice of any meeting by submitting a signed waiver of notice with the Secretary, whether before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 6. Conduct of Meetings. Meetings of the Board shall be presided over by the Chairman of the Board, the Vice Chairman of the Board or the President and, in the absence or incapacity of the Chairman of the Board, the Vice Chairman of the Board and the President, the presiding officer shall be the then senior member of the Board in terms of length of service on the Board. The Secretary or, in his absence, a person appointed by the President, Chairman of the Board or the Vice Chairman of the Board (or other presiding person), shall act as secretary of the meeting. The President, Chairman of the Board or the Vice Chairman of the Board (or other person presiding) shall conduct all meetings of the Board in accordance with the best interests of the Corporation and shall have the authority and discretion to establish reasonable procedural rules for the conduct of Board meetings. At the discretion of the President, the Chairman of the Board or the Vice Chairman of the Board, any one or more directors may participate in a meeting of the Board or a committee of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at any such meeting.

SECTION 7. Quorum and Voting Requirements. A quorum at any meeting of the Board shall consist of not less than a majority of the directors then in office or such greater number as shall be required by law, these Bylaws or the Amended and Restated Articles of Incorporation, but not less than one-third (1/3) of the total number. If less than a required quorum is present, the majority of those directors present shall adjourn the meeting to another time and place without further notice. At such adjourned meeting at which a quorum shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Except as otherwise provided by law, the Amended and Restated Articles of Incorporation or these Bylaws, a majority vote of the directors present at a meeting, if a quorum is present, shall constitute an act of the Board.

SECTION 8. Informal Action by Directors. Unless otherwise restricted by the Amended and Restated Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.

SECTION 9. Resignation. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the President or Chairman of the Board. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

SECTION 10. Vacancies. To the extent not inconsistent with the Amended and Restated Articles of Incorporation and subject to the limitations prescribed by law and the rights of holders of Preferred Stock, vacancies in the office of director, including vacancies created by newly created directorships resulting from an increase in the number of directors, shall be filled only by a vote of a majority of the directors then holding office, whether or not a quorum, at any regular or special meeting of the Board called for that purpose. Subject to the rights of holders of Preferred Stock, no person shall be so elected a director unless nominated by the Nominating and Corporate Governance Committee. Subject to the rights of holders of Preferred Stock, any director so elected shall serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor shall be elected and qualified.

SECTION 11. Compensation. From time to time, as the Board deems necessary, the Board shall fix the compensation of directors, and officers of the Corporation in such one or more forms as the Board may determine.

SECTION 12. Amendments Concerning the Board. The number and other restrictions and qualifications for directors of the Corporation as set forth in these Bylaws may be altered only by a vote, in addition to any vote required by law, of two-thirds of the entire Board or by the affirmative vote of the holders of record of not less than eighty percent (80%) of the total votes eligible to be cast by holders of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors at a meeting of the stockholders called for that purpose.

ARTICLE V

COMMITTEES

SECTION 1. Standing Committees. At each annual meeting of the Board, the directors shall designate from their own number, by resolution, the following committees:

(a) Audit Committee;

(b) Nominating and Corporate Governance Committee; and

(c) Compensation Committee

which shall be standing committees of the Board. The Board shall appoint a director to fill any vacancy on any committee of the Board. The members of the committees shall serve at the pleasure of the Board.

SECTION 2. Audit Committee. The Audit Committee shall consist of at least three (3) members whose background and experience are financial and/or business management related, none of whom shall be an officer or salaried employee of the Corporation or its subsidiaries, an attorney who receives a fee or other compensation for legal services rendered to the Corporation or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. At any regular meeting of the Board, any director who is otherwise eligible to serve on the Audit Committee may be elected to fill a vacancy that has occurred on the Audit Committee. The Board shall designate one member of the committee to serve as chairman of the committee. The Audit Committee shall meet annually, at the call of the chairman of the committee and may hold such additional meetings as the chairman of the committee may deem necessary, to examine, or cause to be examined, the records and affairs of the Corporation to determine its true financial condition, and shall present a report of examination to the Board at the Board’s next regular meeting following the meeting of the Audit Committee. The committee shall appoint, from its membership or otherwise, a secretary who shall cause to be kept written minutes of all meetings of the committee. The Audit Committee shall make, or cause to be made, such other examinations as it may deem advisable or whenever so directed by the Board and shall report thereon in writing at a regular meeting of the Board. The Audit Committee shall make recommendations to the Board in relation to the employment of accountants and independent auditors and arrange for such other assistance as it may deem necessary or desirable. The Audit Committee shall review and evaluate the procedures and performance of the Corporation’s internal auditing staff. A quorum shall consist of at least one-third of the members of the committee, and in no event less than two (2) members of the committee. The vote of a majority of the members present at any meeting at which a quorum exists including the presiding member, who shall be eligible to vote, shall constitute the action of the Audit Committee.

SECTION 3. Nominating and Corporate Governance Committee. The Board of Directors shall appoint a Nominating and Corporate Governance Committee of the Board, consisting of not less than three (3) members. The Nominating Committee shall have authority (a) to review any nominations for election to the Board of Directors made by a stockholder of the Corporation pursuant to these Bylaws in order to determine compliance with such Bylaw provision, and (b) to nominate persons for election to the Board of Directors. A quorum shall consist of at least one-third of the members of the committee, and in no event less than two (2) members of the committee. The vote of a majority of the members present at any meeting at which a quorum exists, including the presiding member, who shall be eligible to vote, shall constitute the action of the Nominating and Corporate Governance Committee.

SECTION 4. Compensation Committee. The Compensation Committee shall consist of at least three (3) members, none of whom shall be an officer or salaried employee of the Corporation or its subsidiaries, as shall be appointed by Board resolution or these Bylaws. The Board shall designate one member of the committee to serve as chairman of the committee, who shall have the authority to adopt and establish procedural rules for the conduct of all meetings of the committee.

The Compensation Committee shall meet annually at the call of the chairman of the committee, and may hold such additional meetings as the chairman may deem necessary. A quorum shall consist of at least one-third of the voting members of the Compensation Committee, and in no event less than two (2) voting members of the committee. The vote of a majority of the voting members present at any meeting at which a quorum exists, including the chairman of the committee who shall be eligible to vote, shall constitute the action of the Compensation Committee. The committee shall appoint, from its membership or otherwise, a secretary who shall cause to be kept written minutes of all meetings of the committee.

The Compensation Committee shall be responsible for recommending to the Board the compensation, employment arrangements and benefits programs for officers of the Corporation and its subsidiaries.

SECTION 5. Other Committees. The Board may by resolution authorize such other committees as from time to time it may deem necessary or appropriate for the conduct of the business of the Corporation. The members of each committee so authorized shall be appointed by the Chairman from members of the Board. Each such committee shall exercise such powers as may be assigned by the Board to the extent not inconsistent with law, these Bylaws, the Amended and Restated Articles of Incorporation or resolutions adopted by the Board.

ARTICLE VI

OFFICERS

SECTION 1. Generally. The Board of Directors as soon as may be practicable after the annual meeting of stockholders, shall choose a President and Chief Executive Officer, one or more Vice Presidents, a Secretary and Treasurer and from time to time may choose such other officers as it may deem proper. Any number of offices may be held by the same person.

(a) The term of office of all officers shall be until the next annual election of officers and until their respective successors are chosen, but any officer may be removed from office at any time by the President (without prejudice to any contract rights that the officer may have). The President may be removed from office at any time by the affirmative vote of a majority of the authorized number of directors then constituting the Board (without prejudice to any contract rights that the President may have).

(b) All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board or by any committee thereof.

SECTION 2. President and Chief Executive Officer. The President and Chief Executive Officer (the “President”) shall have general responsibility for the management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the offices of President and Chief Executive Officer or which are delegated to him or her by the Board. Subject to the direction of the Board, the President shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision of all of the other Officers, employees and agents of the Corporation.

SECTION 3. Vice President. The Vice President or Vice Presidents shall perform the duties of the President in his or her absence or during his disability to act. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board, the Chairman of the Board or the President. A Vice President or Vice Presidents may be designated as Executive Vice President or Senior Vice President.

SECTION 4. Secretary. The Secretary or an Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board, the Chairman of the Board or the President.

SECTION 5. Compensation of Officers and Others. The compensation of the President and Chief Executive Officer shall be fixed from time to time by the Board, or by any committee or officer authorized by the Board to do so.

ARTICLE VII

DIVIDENDS

Subject to applicable law, dividends may be declared and paid out of any funds available therefore, as often, in such amounts, and at such time or times as the Board may determine.

ARTICLE VIII

notices

SECTION 1. Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the U.S. mails, postage prepaid, or by sending such notice by facsimile transmission or by courier. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by facsimile transmission or other courier, shall be the time of the giving of the notice.

SECTION 2. Waivers. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE IX

MISCELLANEOUS

SECTION 1. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.

SECTION 2. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Chief Financial Officer or by an Assistant Secretary or an assistant to the Chief Financial Officer.

SECTION 3. Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

SECTION 4. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board.

SECTION 5. Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE X

AMENDMENTS

Except as provided by applicable law, the Amended and Restated Articles of Incorporation or these Bylaws, new Bylaws may be adopted or these Bylaws may be amended or repealed by either the affirmative vote of eighty percent (80%) of the total number of votes eligible to be cast by the holders of all the outstanding shares of voting stock or by the affirmative vote of a majority of the Board, at any regular meeting or special meeting of the stockholders or of the Board.